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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



    We hereby consent to the use in the New Frontier Media, Inc. registration statement on Form SB-2 Amendment No. 2, of our report dated July 3, 1997, except for Note 10 as to which the date is October 28, 1997, accompanying the consolidated financial statements of New Frontier Media, Inc. for the years ended March 31, 1997 and 1996 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.


                                       SPICER, JEFFRIES & CO.

November 10, 1997